UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 2, 2015

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On October 2, 2015, Harris & Harris Group, Inc. (the "Company") announced that it received payment of approximately $800,000 following achievement of a certain undisclosed milestone associated with the acquisition of its former portfolio company, Molecular Imprints, Inc., by Canon, Inc. of Tokyo, Japan, in April 2014. This payment increases its total gross proceeds from the sale to approximately $7.8 million, including amounts held in escrow. The Company could receive an additional $900,000 upon the achievement of an additional milestone. These proceeds and potential future proceeds are in addition to the approximately $800,000 in cash and $300,000 in stock received for the sale of the non-semiconductor business to an undisclosed privately held company in May 2015. The Company originally invested approximately $4.5 million in Molecular Imprints. The Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2015	HARRIS & HARRIS GROUP, INC.

By: /s/ Patricia N. Egan
Patricia N. Egan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 2, 2015